Exhibit 7.16

Execution Version

NASDAQ, INC.

26,956,522 Shares of Common Stock

Underwriting Agreement

March 19, 2024

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Goldman Sachs & Co. LLC
200 West Street, 7th Floor
New York, NY 10282

As Representatives (as defined below) of the several
Underwriters (as defined below) listed in Schedule 1 hereto

Ladies and Gentlemen:

Nasdaq, Inc., a Delaware corporation (the “Company”), and Borse Dubai Limited, a company registered in the Dubai International Financial Centre in Dubai with company number CL0447 (the “Selling Stockholder”), confirm their respective agreements with the several Underwriters, as listed in Schedule 1 hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as representatives (the “Representatives”), with respect to (i) the sale by the Selling Stockholder and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule 1 hereto and (ii) the grant by the Selling Stockholder to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of an additional 4,043,478 shares of Common Stock. The aforesaid 26,956,522 shares of Common Stock (the “Firm Shares”) to be purchased by the Underwriters and all or any part of the 4,043,478 shares of Common Stock subject to the option described in Section 1(b) hereof (the “Additional Shares”) are herein called, collectively, the “Securities.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Securities are referred to herein as the “Stock.”

The Company and the Selling Stockholder hereby confirm their respective agreements with the several Underwriters concerning the purchase and sale of the Securities, as follows:

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-255666), including a prospectus (the “Basic Prospectus”). The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Securities (the “Prospectus Supplement”). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement dated March 19, 2024 specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Basic Prospectus, Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): (i) the Preliminary Prospectus, (ii) the pricing information included on Schedule 2 hereto, and (iii) each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto, if any, as constituting part of the Time of Sale Information.

1.            Purchase of the Securities by the Underwriters.

(a)          Firm Shares. The Selling Stockholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholder the respective number of Firm Shares set forth in Schedule 1 hereto opposite its name at $57.9970 a share (the “Purchase Price”).

(b)          Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,043,478 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. Morgan Stanley may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 2 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)          The Selling Stockholder is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in Morgan Stanley’s judgment is advisable.  The Selling Stockholder is further advised by the Representatives that the Securities are to be offered to the public initially at $59.00 a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.6018 a share under the Public Offering Price.

(d)          Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Selling Stockholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall not, either jointly or severally, have any responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by any Underwriter of the Company, the Selling Stockholder, and the transactions contemplated hereby or other matters relating to such transactions, will be performed solely for the benefit of such Underwriter, and shall not be on behalf of the Company, the Selling Stockholder or any other person.

(e)          The Selling Stockholder acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any of their respective affiliates and that any such affiliate may offer and sell the Securities purchased by it to or through its affiliated Underwriter.

(f)          The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Securities at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

2.            Payment and Delivery.

(a)          Payment for and delivery of the Firm Shares will be made at the offices of Ropes & Gray LLP at 10:00 A.M., New York City time, on March 22, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Stockholder may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)          In addition, in the event that any or all of the Additional Shares are purchased by the Underwriters, payment for and delivery of the Additional Shares will be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Stockholder, on each Option Closing Date as specified in the notice from the Representatives to the Selling Stockholder.

(c)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Selling Stockholder to the Representatives, against delivery to the nominee of the Depository Trust Company (“DTC”), for the account of the Underwriters, of the Securities. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the aggregate Purchase Price for the Firm Shares and the Additional Shares, if any, which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the aggregate Purchase Price for the Firm Shares or the Additional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)          Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus.

(b)          Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information, (v) the written communications listed on Annex B hereto and (vi) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)          Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)           Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Financial Statements. (i) The consolidated financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; (ii) to the knowledge of the Company, (A) the financial statements of Adenza Holdings, Inc. (“Adenza”) and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial position of Adenza and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, (B) such financial statements have been prepared in all material respects in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information shown thereby, and (C) the other financial information of Adenza and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of Adenza and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and (iii) for the entities presented therein, any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)           No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there have not been any changes in the capital stock (other than as a result of transactions in connection with employee equity incentive plans, employee stock purchase plans or disclosed contractual obligations, in each case in existence on December 31, 2023), issuances of long-term debt, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)          Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so organized or qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities Act (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Annex D to this Agreement and other than not-for-profit entities.

(i)           Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (except in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and, except as set forth on Annex D to this Agreement, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than, with respect to any restriction on transfer, to the extent required by the Company’s Amended and Restated Credit Agreement, dated as of December 16, 2022, as amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of March 29, 2023 and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of June 16, 2023, or any other credit facility as described in each of the Registration Statement, the Time of Sale Information and the Prospectus (together with any other documents, agreements or instruments delivered in connection therewith and each as amended prior to the date hereof, the “Credit Facilities”).

(j)           Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)          The Securities. The shares of Common Stock (including the Securities to be sold by the Selling Stockholder) outstanding prior to the sale of the Securities to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non‑assessable.

(l)          Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)          No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, (A) in the case of clause (i) above, for any such violation by a subsidiary that is not material to the business of the Company and its subsidiaries taken as a whole, and (B) in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and compliance by the Company with its terms and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)          No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and compliance by the Company with its terms and the consummation of the transactions contemplated by this Agreement, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(p)          Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or by others and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents, statutes or regulations that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(q)          Testing-the-Waters Communication. The Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined below) with any person and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  “Testing-the-Waters Communication” means any oral or written communication with potential investors for the offering of the Securities contemplated by this Agreement undertaken in reliance on Rule 163B of the Securities Act.

(r)           Independent Accountants. Each of Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, and BDO USA, LLP, who has certified certain financial statements of Adenza and its subsidiaries, are (in the case of BDO USA, LLP, to the knowledge of the Company) independent public accountants with respect to the Company and Adenza and their respective subsidiaries, as applicable, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)          Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)           No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in each of the Time of Sale Information and the Prospectus.

(u)          Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)          Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except insofar as any failures to file such returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no tax deficiencies that have been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except to the extent of any tax deficiency that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)          Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)          Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), established or maintained by the Company and its ERISA affiliates (defined as any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”), has been maintained in material compliance with its terms and the presently applicable provisions of ERISA; (ii) each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification, (iii) to the Company’s knowledge, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to an applicable statutory, class or individual exemption; (iv) for each Plan that is subject to the funding rules of Section 412(a)(2)(A) of the Code or Section 302(a)(2) of ERISA, no failure to satisfy the minimum funding standards under Section 430 of the Code or Section 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than an event for which reporting to the Pension Benefit Guaranty Corporation has been waived, for which the Company would have had any liability has occurred or is reasonably expected to occur; and (vi) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default in respect of a Plan).

(y)          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15(b) of the Exchange Act.

(z)          Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act. The Company and its subsidiaries maintain internal control over financial reporting designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(aa)          Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance except as would not reasonably be expected to have a Material Adverse Effect or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(bb)          Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of The Nasdaq Stock Market and any other exchange on which the securities of the Company or the relevant subsidiary of the Company are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with U.S. generally accepted accounting principles in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Neither the Company nor any of its subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(cc)          No Unlawful Payments. For the last five years, neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office in order to influence official action, or to any person in order to influence official action in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(dd)          Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been for the last five years conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company is threatened.

(ee)          Compliance with OFAC. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is, currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), and, to the extent applicable, any Sanctions administered or enforced by the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”). Neither the Company nor any of its subsidiaries is located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”) (other than any dormant subsidiary of the Company that is not currently conducting business in a country or territory that is the subject or target of Sanctions). For the past five years, except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person , or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country to the extent such action is prohibited under applicable Sanctions. It is acknowledged and agreed that the representation in this clause (ee) of this Agreement is only sought and given to the extent that it would not violate Regulation (EC) 2271/96.

(ff)          No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except where such prohibition (i) is required by the Credit Facilities or (ii) would not have a material effect on the ability of the Company to perform its obligations under this Agreement.

(gg)          No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hh)          No Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the shares of Common Stock to be sold by the Selling Stockholder hereunder, except as have been validly waived or complied with and except for the shares of Common Stock to be sold by the Selling Stockholder.

(ii)          No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(jj)          Margin Rules. Neither the sale nor delivery of the Securities nor the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(kk)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)          Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn)          Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(oo)          Cyber Security; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects in conformance with their specifications or contracted requirements as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the best knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, other than those not reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries maintain commercially reasonable risk-based controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all mission critical IT Systems and the integrity redundancy and risk-based security of all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored thereon, and to the knowledge of the Company, there have been no material breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, material internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

4.            Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

(a)           Accurate Disclosure. The collective reference to (i) the name of the Selling Stockholder, (ii) the number of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering by the Selling Stockholder, (iii) the footnote information with respect to the Selling Stockholder that appears in the table under the caption “Selling Stockholder” , (iv) the eighth paragraph under the caption “Selling Stockholder”, in the case of clauses (i), (ii), (iii) and (iv) in the Prospectus, and (v) any equivalent language to the paragraph in clause (iv) included in any Issuer Free Writing Prospectus (collectively, the “Selling Stockholder Information”) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such statements, in the light of the circumstances under which such statements were made, not misleading.

(b)          Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(c)          Noncontravention. The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation of the transactions contemplated herein by the Selling Stockholder do not and will not (1) conflict with or constitute a breach of, or default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, (2) conflict with the provisions of the articles of association or other organizational instrument of the Selling Stockholder, if applicable, or (3) result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties, if applicable, except in the case of clause (1) and (3) as would not, individually or in the aggregate, result in a material adverse effect on the ability of the Selling Stockholder to consummate the offering of Securities or otherwise perform its obligations under this Agreement. All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement and the consummation of the transactions contemplated herein by the Selling Stockholder have been obtained, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

 (d)          Valid Title. Except as disclosed in the Time of Sale Information and the Prospectus, the Selling Stockholder has, and on the Closing Date and on any Option Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8 501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances.

(e)          Delivery of Securities. Upon payment for the security entitlement in respect of the Securities to be sold by the Selling Stockholder pursuant to this Agreement and the crediting of such Securities on the books of the Depository Trust Company (“DTC”) to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such shares), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)           No Broker’s Fees. The Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(g)          Good Standing of the Selling Stockholder. The Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure so to be in good standing would not reasonably be expected to result in a material adverse effect on the ability of the Selling Stockholder to consummate the offering of Securities or otherwise perform its obligations under this Agreement.

(h)          Information. The Selling Stockholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Information and the Prospectus to sell its Securities pursuant to this Agreement.

(i)           No Conflicts with Sanctions Laws. (i) None of the Selling Stockholder or any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a person that is, or is owned or controlled by one or more persons that are, the subject of any Sanctions or located, organized or resident in a country or territory that is the subject of Sanctions.

(ii) The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          The Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or in any country or territory that, at the time of such dealing or transaction, is the subject of Sanctions.

(iv)          (a) None of the Selling Stockholder or any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official or to any person in order to influence official action in violation of any applicable anti-corruption laws; (b) the Selling Stockholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v)            The operations of the Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Stockholder, threatened.

(j)           Compliance with ERISA. The Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(k)          Taxes or Duties. No stamp, documentary, issuance, registration, transfer or similar taxes or duties are payable by or on behalf of the Underwriters in Dubai International Financial Centre in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the transfer of book-entry interests, with respect to the Securities, within the DTC system to the respective DTC participant accounts of the several Underwriters, or (iii) the resale and delivery of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated herein.

(l)           Jurisdiction and Agent for Service of Process. The Selling Stockholder, pursuant to Section 16(c), has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted to the non-exclusive jurisdiction of the courts specified in Section 16(c) over any suit, action or proceeding arising out of or relating to this Agreement, and has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement.

5.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)          Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 2:00 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)          Delivery of Copies. The Company will deliver, without charge, to the Representatives, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)          Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus with respect to this offering, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)          Compliance with Securities Regulations and Commission Requests. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)          Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)           Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)          Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)          Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (i) the Securities to be sold hereunder, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant, the vesting or settlement of any restricted stock or restricted stock unit (including, for the avoidance of doubt, any performance-based restricted stock unit) or the conversion of a security outstanding on the date hereof, (iii) any shares of Common Stock, restricted stock, restricted stock units (including, for the avoidance of doubt, any performance-based restricted stock units) or any securities convertible into or exercisable or exchangeable for Common Stock issued or options to purchase Common Stock granted pursuant to the Company’s long-term incentive plans or non-employee director stock plans referred to or incorporated by reference into the Time of Sale Information and the Prospectus, (iv) the filing of a new universal shelf registration statement on Form S-3ASR, (v) the filing of a registration statement or prospectus supplement in compliance with the request of any person who has the right, as of the date hereof, to require the Company to file such registration statement or prospectus supplement, (vi) shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) issued in connection with the bona fide strategic acquisition of assets, technology or a business or the bona fide establishment of a strategic partnership or collaboration (including a joint venture) complementary to the Company’s business or (vii) any registration statement on Form S-8 under the Securities Act with respect to the foregoing clauses (iii) or on Form S-4 under the Securities Act with respect to the foregoing clause (vi).

(i)           Lock-up Agreements. At the date of this Agreement, the Company will use its commercially reasonable efforts to obtain, and to provide to the Representatives, an executed lock-up agreement in substantially the form attached hereto as Exhibit B (“Lock-up Agreement”) signed by the applicable persons listed on Annex C hereto.

(j)           Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(k)          No Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or (ii) issue any press or other public announcement referring to the proposed offering of the Securities that does not adequately disclose the fact that stabilizing action may take place with respect to the Securities. The Company authorizes the Representatives to make adequate public disclosure of the information required in connection with any stabilization action by the Underwriters.

(l)           Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)         Listing. The Company will use its commercially reasonable efforts to maintain the listing of the Common Stock (including the Securities) on The Nasdaq Stock Market.

(n)          Transfer Restriction.  For purposes of Section 2.1(e) of the Stockholders’ Agreement, dated as of November 1, 2023, by and among the Company, Thoma Bravo, L.P. (“Thoma Bravo”) and Adenza Parent, LP, the Representatives have requested and determined that Thoma Bravo and its controlled affiliates shall not shall not effect any sale or distributions of shares of Common Stock, including a sale pursuant to Rule 144, for a period of ninety (90) days, beginning on the date of this Agreement, unless mutually agreed by the Company and the Representatives.

6.            Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:

(a)          Tax Form. The Selling Stockholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)          Beneficial Ownership. The Selling Stockholder will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c)          Lock-up Agreement. The Selling Stockholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit C.

(d)          Free and Clear Payments. All sums payable by the Selling Stockholder to an Underwriter under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Selling Stockholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(e)          Payments Exclusive of Value Added Taxes. All sums payable to an Underwriter under this Agreement shall be considered exclusive of any value added or similar taxes.  Where the Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Selling Stockholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(f)          No Stabilization. The Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

7.            Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)          It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

8.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date or the Additional Shares on the Option Closing Date, as applicable, as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)          No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)          Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)           Comfort Letters. On the date of this Agreement and on the Closing Date, each of Ernst & Young LLP and BDO USA, LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)          Opinions of Counsel and 10b-5 Statement. (1) Wachtell, Lipton, Rosen & Katz, as counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement to the effect set forth in Exhibit A-2 and (2) John A. Zecca, Executive Vice President and Chief Legal, Risk and Regulatory Officer of the Company, shall have furnished to the Underwriters his written opinion to the effect set forth in Exhibit A-1, in each case dated the Closing Date  and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)          Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date a written opinion and 10b-5 statement of Ropes & Gray LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)           Opinion from the Selling Stockholder. Each of Linklaters LLP and Davis Polk & Wardwell LLP, counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, their written opinions to the effect set forth in Exhibit A-3-I and Exhibit A-3-II, respectively, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j)           Certificate of the Selling Stockholder. The Representatives shall have received a certificate by or on behalf of the Selling Stockholder, dated as of Closing Date, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 4 hereof are true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality) with the same force and effect as though expressly made at and as of Closing Date and (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Date.

(k)          No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Securities.

(l)           Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication, from the Secretary of State of the State of Delaware.

(m)         Stockholders’ Agreement. The Company and the Selling Stockholder shall have executed and delivered that certain Second Amendment to Nasdaq Stockholders’ Agreement, dated the date hereof (the “Stockholders’ Agreement Amendment”), and such Stockholders’ Agreement Amendment shall not have been terminated, cancelled, amended or modified and shall be in full force and effect as of the Closing Date.

(n)          Condition to Purchase of Additional Shares. In the event that the Underwriters exercise their option provided in Section 1(b) hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company and the Selling Stockholder hereunder shall be true and correct as of each Option Closing Date and, at the relevant Option Closing Date, the Representatives shall have received:

(i)             Officer’s Certificate. A certificate, dated the Option Closing Date, of the an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives confirming that the certificate delivered on and as of the Closing Date pursuant to Section 8(e) hereof remains true and correct as of such Option Closing Date.

(ii)            Comfort Letters. Letters from each of Ernst & Young LLP and BDO USA, LLP in form and substance reasonably satisfactory to the Representatives, dated such Option Closing Date, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 8(f) hereof; provided that the letter delivered on such Option Closing Date shall use a “cut-off” date no more than three business days prior to such Option Closing Date.

(iii)           Opinions of Counsel and 10b-5 Statement. (1) A written opinion and 10b-5 statement of Wachtell, Lipton, Rosen & Katz, counsel for the Company, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion pursuant to Section 8(g) hereof and (2) a written opinion of John A. Zecca, Executive Vice President and Chief Legal, Risk and Regulatory Officer of the Company, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion pursuant to Section 8(g) hereof, in each case dated the Option Closing Date.

(iv)           Opinion and 10b-5 Statement of Counsel for the Underwriters. An opinion and 10b-5 statement of Ropes & Gray LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion pursuant to Section 8(h) hereof.

(v)            Opinion from the Selling Stockholder. An opinion of each of Linklaters LLP and Davis Polk & Wardwell LLP, counsel for the Selling Stockholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions pursuant to Section 8(i) hereof.

(vi)           Certificate of the Selling Stockholder. A certificate, dated the Option Closing Date, by or on behalf of the Selling Stockholder confirming that the certificate delivered on and as of the Closing Date pursuant to Section 8(j) hereof remains true and correct as of such Option Closing Date.

(vii)          Good Standing. Satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication, from the Secretary of State of the State of Delaware as of such Option Closing Date.

(viii)         Stockholders’ Agreement. The Company and the Selling Stockholder shall have executed and delivered the Stockholders’ Agreement Amendment, and such Stockholders’ Agreement Amendment shall not have been terminated, cancelled, amended or modified and shall be in full force and effect as of such Option Closing Date.

(o)          Additional Documents. On or prior to the Closing Date and at each Option Closing Date (if any), the Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.            Indemnification and Contribution.

(a)          Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or any Testing the Waters Communication, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Selling Stockholder Information or any information relating to any Underwriter furnished to the Company in writing through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the following: the statements set forth in (i) the third paragraph and (ii) the twenty-first paragraph, in each case, of the “Underwriting” section in the Preliminary Prospectus and the Prospectus Supplement (collectively, the “Underwriter Information”).

(b)          Indemnification by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case, to the same extent as the indemnity set forth in paragraph (a) above, only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information, any Testing the Waters Communication and the Prospectus, it being understood and agreed that the only such information consists of the Selling Stockholder Information; provided that the liability of the Selling Stockholder contained in this paragraph shall be limited to an amount equal to the aggregate Purchase Price of the Securities sold by the Selling Stockholder under this Agreement.

(c)          Indemnification of the Company and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, each directors and officers of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the Underwriter Information.

(d)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability or claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)          Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Persons on the one hand and the Indemnifying Persons on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnified Persons on the one hand and the Indemnifying Persons on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the aggregate Purchase Price and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)           Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and in no event shall the Selling Stockholder be required to contribute any amount in excess of the amount equal to the aggregate Purchase Price of the Securities sold by the Selling Stockholder under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)          Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnifying Person or any Indemnified Person by contract, at law or in equity.

10.          Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Additional Shares, prior to the Option Closing Date (if different from the Closing Date and then only as to the Additional Shares) (i) trading generally shall have been suspended or materially limited on The Nasdaq Stock Market or The New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

11.          Defaulting Underwriter.

(a)          If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters, the Selling Stockholder or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder, or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Selling Stockholder, and the Company as provided in paragraph (a) above, the aggregate number of the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed one-tenth of the aggregate number of the Securities to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of the Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of the Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Selling Stockholder, and the Company as provided in paragraph (a) above, the aggregate number of the Securities that remains unpurchased exceeds one-tenth of the aggregate number of the Securities to be purchased, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

12.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the transaction documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. The Underwriters severally agree to reimburse the Company for its reasonable, documented, out-of-pocket costs and expenses incurred in connection with the offering of Securities hereby in an amount up to $500,000 within five business days following receipt by the Representatives from the Company of an invoice documenting such expenses.

(b)          If this Agreement is terminated pursuant to Section 10, the Company agrees to reimburse the Underwriters for the reasonable fees and expenses of their counsel incurred in connection with this Agreement and the offering contemplated hereby.

(c)          If the Selling Stockholder for any reason (other than due to a failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement) fails to tender the Securities for delivery to the Underwriters or the Underwriters decline to purchase the Securities for any reason permitted under Section 8 of this Agreement, in each case, because of any failure or refusal on the part of the Selling Stockholder or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, then the party failing or refusing to comply with the terms or to fulfill any of the conditions of this Agreement agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters.

15.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

16.          Miscellaneous.

(a)          Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives as follows: Morgan Stanley & Co. LLC at 1585 Broadway, NY, NY 10036, attention of Equity Syndicate Desk, with a copy to Legal Department; and Goldman Sachs & Co. LLC, 200 West Street, 7th Floor, New York, NY 10282, Attention: Prospectus Department, E-mail: Prospectus-ny@ny.email.gs.com, Telephone: (866) 471- 2526, Facsimile: (212) 902-9316; with a copy to: Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, Attention: Paul Tropp. Notices to the Selling Stockholder shall be given to Borse Dubai Limited, Level 8, The Exchange, Dubai International Financial Centre, P.O. Box 506690, Dubai, United Arab Emirates, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Yasin Keshvargar. Notices to the Company shall be given to Nasdaq, Inc., 805 King Farm Boulevard, Rockville, Maryland 20850; Attention: Office of General Counsel; with a copy to Wachtell Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Steven R. Green.

(c)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Selling Stockholder hereby irremovably appoints C T Corporation System, with offices at 28 Liberty Street, New York, New York 10005, as its agent for service of process in any suit, action or proceeding arising out of or relating to this Agreement and the Selling Stockholder will take all action as may be necessary to maintain in full force and effect such appointment of such agent for service of process.

(d)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)          Recognition of the U.S. Special Resolution Regimes.

(i)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii)         For purposes of this Section 14(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NASDAQ, INC.

By:	/s/ Sarah Youngwood
Name: Sarah Youngwood
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Nasdaq Underwriting Agreement]

BORSE DUBAI LIMITED

By:	/s/ Essa Kazim
Name: Essa Kazim
Title: Chairman

[Signature Page to Nasdaq Underwriting Agreement]

Accepted:

MORGAN STANLEY & CO. LLC, as Representative

By:	/s/ Jyri Wilska
Name: Jyri Wilska
Title: Managing Director

GOLDMAN SACHS & CO. LLC, as Representative

By:	/s/ Erich Bluhm
Name: Erich Bluhm
Title: Managing Director

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Nasdaq Underwriting Agreement]

Schedule 1

Underwriter	Number of Firm Shares	Number of Additional Shares to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	16,173,913	2,426,087
Goldman Sachs & Co. LLC	10,782,609	1,617,391
Total:	26,956,522	4,043,478

Schedule 2

Pricing Information

Number of Firm Shares	26,956,522
Number of Additional Shares	4,043,478
Offering price per share	$59.00

ANNEX A

ISSUER FREE WRITING PROSPECTUSES

None.

ANNEX B

WRITTEN COMMUNICATIONS

1.	Joint Company and Selling Stockholder Press Release, dated March 19, 2024, announcing launch of offering.

ANNEX C

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

1.	Melissa M. Arnoldi

2.	Charlene T. Begley

3.	Steven D. Black

4.	Brendan Brothers

5.	Tal Cohen

6.	Adena T. Friedman

7.	Nelson Griggs

8.	Essa Kazim

9.	Thomas A. Kloet

10.	Brad Peterson

11.	Jeremy Skule

12.	Bryan Smith

13.	Holden Spaht

14.	Michael R. Splinter

15.	Johan Torgeby

16.	Toni Townes-Whitley

17.	Jeffery W. Yabuki

18.	Sarah Youngwood

19.	John Zecca

20.	Alfred W. Zollar

21.	Michelle Daly

ANNEX D

SUBSIDIARIES AND AFFILIATES OF NASDAQ, INC.

As of March 18, 2024

U.S. Entities

1.	Adenza Group, Inc. (organized in Delaware)
2.	Adenza Holdings, LLC (organized in Delaware)
3.	Adenza Intermediate I, LLC (organized in Delaware)
4.	Adenza Intermediate II, LLC (organized in Delaware)
5.	Adenza, Inc. (organized in Delaware)
6.	BoardVantage, Inc (organized in Delaware)
7.	Boston Stock Exchange Clearing Corporation (organized in Massachusetts)
8.	Content Services, LLC (organized in Delaware)
9.	Curzon Street Acquisition, LLC (organized in Delaware)
10.	Directors Desk, LLC (organized in Delaware)
11.	Dorsey, Wright & Associates, LLC (organized in Virginia)
12.	eVestment Alliance, LLC (organized in Delaware)
13.	eVestment, Inc. (organized in Delaware)
14.	FINRA/Nasdaq Trade Reporting Facility LLC (organized in Delaware)
15.	FRAMLxchange Inc. (organized in Delaware)
16.	FTEN, Inc. (organized in Delaware)
17.	Granite Redux, Inc. (organized in Delaware)
18.	GraniteBlock, Inc. (organized in Delaware)
19.	International Securities Exchange Holdings, Inc. (organized in Delaware)
20.	Longitude LLC (organized in Delaware)
21.	Nasdaq BX, Inc. (organized in Delaware)
22.	Nasdaq Capital Markets Advisory LLC (organized in Delaware)
23.	Nasdaq Corporate Services, LLC (organized in Delaware)
24.	Nasdaq Corporate Solutions, LLC (organized in Delaware)
25.	Nasdaq Digital Asset Holdings, LLC (organized in Delaware)
26.	NASDAQ Energy Futures, LLC (organized in Delaware)
27.	Nasdaq Execution Services, LLC (organized in Delaware)
28.	Nasdaq Fund Secondaries, LLC (organized in Delaware)
29.	NASDAQ Futures, Inc. (organized in Delaware)
30.	Nasdaq GEMX, LLC (organized in Delaware)
31.	NASDAQ Global, Inc. (organized in Delaware)
32.	Nasdaq Governance Solutions, Inc. (organized in Delaware)
33.	Nasdaq Information, LLC (organized in Delaware)
34.	Nasdaq ISE, LLC (organized in Delaware)
35.	Nasdaq MRX, LLC (organized in Delaware)
36.	Nasdaq PHLX LLC (organized in Delaware)
37.	Nasdaq Private Market, LLC (organized in Delaware)
38.	Nasdaq SB Holdings, LLC (organized in Delaware)
39.	Nasdaq SPS, LLC (organized in Delaware)

40.	Nasdaq Technology Services, LLC (organized in Delaware)
41.	NFSTX, LLC (organized in Delaware)
42.	OneReport, LLC (organized in Delaware)
43.	Operations & Compliance Network, LLC (organized in Delaware)
44.	QDiligence LLC (organized in Illinois)
45.	Solovis, Inc. (organized in Delaware)
46.	Stock Clearing Corporation of Philadelphia (organized in Pennsylvania)
47.	Strategic Financial Solutions, LLC (organized in Nevada)
48.	Sybenetix Inc. (organized in Delaware)
49.	The Center for Board Evaluation, Inc. (organized in North Carolina)
50.	The Nasdaq Options Market LLC (organized in Delaware)
51.	The Nasdaq Stock Market LLC (organized in Delaware)
52.	U.S. Exchange Holdings, Inc. (organized in Delaware)
53.	Verafin AcquisitionCo LLC (organized in Delaware)
54.	Verafin USA Inc. (organized in Delaware)

Non-U.S. Subsidiaries

1.	AB Nasdaq Vilnius (organized in Lithuania)
2.	Adenza Australia Pty Ltd. (organized in Australia)
3.	Adenza Brasil Ltda (organized in Brazil)
4.	Adenza Canada, Inc. (organized in Canada)
5.	Adenza Chile SpA (organized in Chile)
6.	Adenza Colombia S.A.S. (organized in Colombia)
7.	Adenza France SARL (organized in France)
8.	Adenza Georgia LLC (organized in Georgia)
9.	Adenza Gemany GmbH (organized in Germany)
10.	Adenza Hong Kong (organized in Hong Kong)
11.	Adenza India Private Ltd. (organized in India)
12.	Adenza Ireland Ltd. (organized in Ireland)
13.	Adenza Israel Ltd. (organized in Israel)
14.	Adenza Japan KK (organized in Japan)
15.	Adenza Korea LLC (organized in South Korea)
16.	Adenza Ltd. (organized in the United Kingdom)
17.	Adenza Netherlands B.V. (organized in the Netherlands)
18.	ADENZA POLAND SOO SPOLKA Z OGRANICZONA ODPOWIEDZIALNOSCIA (organized in Poland)
19.	Adenza Portugal S.A. (organized in Portugal)
20.	Adenza Singapore Pte. Ltd. (organized in Singapore)
21.	Adenza Spain S.L. (organized in Spain)
22.	Adenza Technology (DIFC) Ltd. (organized in Dubai)
23.	Adenza Technology de Mexico, S. de R.L. de C.V. (organized in Mexico)
24.	AS Pensionikeskus AS (organized in Estonia)
25.	Axioma SD, Ltd. (organized in Russia)
26.	AxiomSL Holdings B.V. (organized in the Netherlands)
27.	AxiomSL Ltd. (Hong Kong) (organized in Hong Kong)
28.	AxiomSL Ltd. (UK) (organized in the United Kingdom)

29.	AxiomSL Pty Ltd. (organized in Australia)
30.	AxiomSL Software Spain, S.L. (organized in Spain)
31.	Calypso Group UK Ltd. (organized in the United Kingdom)
32.	Calypso Holdco Ltd. (organized in the United Kingdom)
33.	Calypso Software (Beijing) Co Ltd. (organized in China)
34.	Calypso Technology International Ltd. (organized in Ireland)
35.	Calypso Technology Pte. Ltd. (organized in Singapore)
36.	Calypso UK MidCo. Ltd. (organized in the United Kingdom)
37.	Calypso UK TopCo. Ltd. (organized in the United Kingdom)
38.	Capri Bidco Ltd. (UK) (organized in the United Kingdom)
39.	Capri Holdco Ltd. (UK) (organized in the United Kingdom)
40.	Cinnober Financial Technology AB (organized in Sweden)
41.	Curzon Street Holdings Limited (organized in the United Kingdom)
42.	Ensoleillement Inc. (organized in Canada)
43.	eVestment Alliance (UK) Limited (organized in the United Kingdom)
44.	eVestment Alliance Australia Pty Ltd (organized in Australia)
45.	eVestment Alliance Hong Kong Limited (organized in Hong Kong)
46.	Indxis Ltd (organized in the United Kingdom)
47.	Metrio Software Inc. (organized in Quebec)
48.	Nasdaq (Asia Pacific) Pte. Ltd. (organized in Singapore)
49.	Nasdaq AB (organized in Sweden)
50.	Nasdaq Australia Holding Pty Ltd (organized in Australia)
51.	NASDAQ Canada Inc. (organized in Canada)
52.	Nasdaq Clearing AB (organized in Sweden)
53.	Nasdaq Copenhagen A/S (organized in Denmark)
54.	Nasdaq Corporate Solutions (India) Private Limited (organized in India)
55.	Nasdaq Corporate Solutions International Limited (organized in the United Kingdom)
56.	Nasdaq CSD SE (organized in Latvia)
57.	Nasdaq CXC Limited (organized in Canada)
58.	Nasdaq Exchange and Clearing Services AB (organized in Sweden)
59.	Nasdaq France SAS (organized in France)
60.	Nasdaq Germany GmbH (organized in Germany)
61.	Nasdaq Helsinki Ltd (organized in Finland)
62.	Nasdaq Holding AB (organized in Sweden)
63.	Nasdaq Holding Denmark A/S (organized in Denmark)
64.	Nasdaq Holding Luxembourg Sárl (organized in Luxembourg)
65.	Nasdaq Iceland hf. (organized in Iceland)
66.	Nasdaq International Ltd (organized in the United Kingdom)
67.	NASDAQ Korea Ltd (organized in South Korea)
68.	Nasdaq Ltd (organized in Hong Kong)
69.	Nasdaq Nordic Ltd (organized in Finland)
70.	NASDAQ OMX Europe Ltd (organized in the United Kingdom)
71.	Nasdaq Oslo ASA (organized in Norway)
72.	Nasdaq Pty Ltd (organized in Australia)
73.	Nasdaq Riga, AS (organized in Latvia) (92.98% owned, directly or indirectly, by Nasdaq, Inc.)

74.	Nasdaq Spot AB (organized in Sweden)
75.	Nasdaq Stockholm AB (organized in Sweden)
76.	Nasdaq Tallinn AS (organized in Estonia)
77.	Nasdaq Technology (Japan) Ltd (organized in Japan)
78.	Nasdaq Technology AB (organized in Sweden)
79.	Nasdaq Technology Energy Systems AS (organized in Norway)
80.	Nasdaq Technology Italy Srl (organized in Italy)
81.	Nasdaq Teknoloji Servisi Limited Sirketi (organized in Turkey)
82.	Nasdaq Treasury AB (organized in Sweden)
83.	Nasdaq Vilnius Services UAB (organized in Lithuania)
84.	Nasdaq Wizer Solutions AB (organized in Sweden)
85.	OMX Netherlands B.V. (organized in the Netherlands)
86.	OMX Netherlands Holding B.V. (organized in the Netherlands)
87.	OMX Treasury Euro AB (organized in Sweden) (99.9% owned, directly or indirectly, by save Nasdaq, Inc.)
88.	OMX Treasury Euro Holding AB (organized in Sweden)
89.	Puro.earth (organized in Finland) (70% owned, directly or indirectly, by Nasdaq, Inc.)
90.	Quandl, Inc. (organized in Canada, Federal)
91.	RF Nordic Express AB (organized in Sweden) (50.1% owned, directly or indirectly, by Nasdaq, Inc.)
92.	Shareholder.com B.V. (organized in the Netherlands)
93.	Simplitium Ltd (organized in the United Kingdom)
94.	SMARTS Broker Compliance Pty Ltd (organized in Australia)
95.	SMARTS Market Surveillance Pty Ltd (organized in Australia)
96.	Sybenetix Limited (organized in the United Kingdom)
97.	Sybenetix Ukraine (organized in the Ukraine)
98.	TopQ Software Limited (organized in the United Kingdom)
99.	TOV AxiomSL (organized in the Ukraine)
100.	Verafin Solutions ULC (organized in Canada)
101.	Whittaker & Garnier Limited (organized in the United Kingdom)